John T. Root, Jr.

ATTORNEY AT LAW

P.O. Box 5666

Jacksonville, Arkansas  72076

Phone:  (501) 529-8567

Fax:  (501)  325-1130

John T. Root, Jr.

j.root.5013@gmail.com

April 3, 2014

Toucan Interactive Corp.

Sabanilla de Montes de Oca

Urbanizacion Carmiol, Casa 254

San Jose, Costa Rica

Re:

Registration Statement on Form S-1 filed by Toucan Interactive Corp.

Ladies and Gentlemen:

I    have  acted  as  special  securities  counsel  to,  Toucan  Interactive  Corp.,  a

Nevada  corporation  (the  “Registrant”),  in  connection  with  my  review  of,  and  the preparation and filing by the Registrant of a registration statement on Form S-1 (the

“Registration  Statement”)  with  the  U.S.  Securities  and  Exchange  Commission  (the

“Commission”)  under  the  Securities  Act  of  1933,  as  amended  (the  “Securities  Act”),

with respect to the registration of 3,000,000 shares of the Registrant’s common stock,

par  value  $0.001  per  share,  (“the  Shares”).  Such  Shares  are,  as  described  in  the

Registration   Statement   filed   on   Form   S-1   with   the   Securities   and   Exchange

Commission   under   the   Securities   Act   of   1933,   as   amended   (together   with   all

amendments  thereto)  (the  “Registration  Statement”),  proposed  to  be  distributed  by the Registrant pursuant to the referenced Registration Statement.

In connection with this opinion, I have examined and relied upon the originals or  copies  of  such  documents,  corporate  records,  and  other  instruments  as  I  have deemed necessary or appropriate for the purpose of this opinion.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals,  the  conformity  to  original  documents  of  all  documents  submitted  to  me  as certified or photostatic copies and the authenticity of the originals of such documents,

and the accuracy and completeness of the corporate records made available to me by the Registrant

Based upon the foregoing, and in reliance thereon, I am of the opinion that the

Shares have been duly authorized, and when distributed will be legally issued, fully paid and non-assessable.

I  hereby  consent  in  writing  to  the  reference  to  my  name  under  the  caption

"Interests   of   Named   Experts   and   Counsel"   in   the   Prospectus   included   in   the

Registration  Statement  and  the  use  of  my  opinion  as  an  exhibit  to  the  Registration

Statement and any amendment thereto.

Sincerely

John T. Root, Jr.